UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2012

Interplay Entertainment Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-24363	33-0102707
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

12301 Wilshire Boulevard, Los Angeles, California 90025

(Registrant's telephone number, including area code):  (310) 979-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01Changes in the Registrant's Certifying Accountant

Item 4.01(a)Former Independent Registered Public Accounting Firm

On March 13, 2012, the Company learned that its independent public accountant, Farber Hass Hurley LLP, has declined to stand for re-election effective February 8, 2012.

Farber Hass Hurley LLP's reports on the financial statements of the Registrant for the years ended December 31, 2010 contained an explanatory paragraph regarding a registrant's ability to continue as a going concern.

During the years ended December 31, 2010 and 2011 and through February 8, 2012, there were no disagreements with Farber Hass Hurley LLP on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Farber Hass Hurley LLP's satisfaction, would have caused him to make reference thereto in connection with its report on the Registrant's financial statements for such years.

No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred during the years ended December 31, 2010 and 2011 and through March 16, 2012.

The Registrant's Audit Committee has requested that Farber Hass Hurley LLP furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, when received, will be filed with an amended Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corporation
(Registrant)

DATE: March 19, 2012	By	/s/ Herve Caen
Herve Caen
Chief Executive Officer and Interim
Chief Financial Officer